EXHIBIT 8.2

September 28, 2012

CBL & Associates Properties, Inc.
2030 Hamilton Place Boulevard, Suite 500
Chattanooga, TN 37421
Ladies and Gentlemen:
We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”) and the owner of 100% of the issued and outstanding shares of common stock of both CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”), the general partner and a limited partner, respectively of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and we are delivering this opinion in connection with the offering by the Company of an aggregate of 6,900,000 depositary shares (the “Depositary Shares”) represented by depositary receipts (the “Depositary Receipts”), each representing 1/10th of a share of the Company's 6.625% Series E Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series E Preferred Shares”), pursuant to the prospectus dated July 3, 2012 (the “Base Prospectus”) and the prospectus supplement dated September 28, 2012 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) with respect to the Registration Statement on Form S-3 (Registration No. 333-182515) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Any reference to the Prospectus shall be deemed to refer to and include any documents filed by the Company on or after July 3, 2012 under the Securities Exchange Act of 1934, as amended.
Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated of even date herewith (the “Certificate”), delivered to Husch Blackwell LLP by the Company and the Operating Partnership which provides certain representations by them relevant to this opinion.
You have requested our opinion as to certain federal income tax matters regarding the Company. Although you (and each of your employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Company and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, this opinion is intended solely for the benefit of the Company. You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following (the “Reviewed Documents”), with your consent:
(i) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the “Certificate of Incorporation”),
(ii) the Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”),
(iii) the Certificate,
(ii) the Registration Statement,
(iii) the Prospectus,
(iv) the due diligence opinion letter dated of even date herewith (the “Letter”) delivered to Husch Blackwell LLP by the Company's Chief Legal Officer on behalf of the Company which provides certain representations and legal opinions relevant to this opinion,
(v) the Partnership Agreement of the Operating Partnership, and
(vi) such other documents provided by the Company as we have considered relevant to our analysis.
In our examination of the Reviewed Documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and conditions of such documents, that all parties to such documents and/or any other person or entity otherwise subject to the terms and conditions of such documents have acted, and will act, in accordance with the terms and conditions of such documents, and that such documents accurately reflect the material facts of the contemplated transactions.
Furthermore, our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and the Letter, and (b) the assumptions that:
(i) the Operating Partnership has a valid legal existence under the laws of the state in which it was formed and has operated in accordance with the laws of such state,
(ii) the Company and the Operating Partnership are operated, and will continue to be operated, in the manner described in the Certificate and the Reviewed Documents,
(iii) the facts contained in the Registration Statement and the Prospectus are true and complete in all material respects,
(iv) all representations of fact contained in the Certificate and the Letter are true and complete in all material respects,
(v) all legal opinions contained in the Letter are reasonable, correct, and complete,
(vi) any representation of fact in the Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification, and
(vii) the Company qualified as a REIT for its 2004 taxable year and all prior taxable years.
We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion. We have assumed the accuracy of the representations made to us and the legal opinions given to us in the Certificate and the Letter.
We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a REIT for federal income tax purposes depend upon the Company's ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code of 1986, as amended (the “Code”). We will not review the Company's compliance with these requirements on a continuing basis. Accordingly, to the extent that the facts differ from those represented to or assumed by us herein, our opinion could be inapplicable, and in such event, our opinion should not be relied upon.
Our opinion herein is based on existing law as contained in the Code, final and temporary regulations promulgated thereunder by the United States Department of the Treasury (“Treasury Regulations”), and interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative pronouncements and practices of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings which are not binding on the IRS except as to taxpayers actually receiving such a ruling), all as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts. Our opinion has no official status of any kind, and is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions.
Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that, as of the date hereof:

(i)
The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code during its taxable years ended December 31, 2005 through December 31, 2011, and that its current and proposed organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT thereafter; and

(ii)
The statements included in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” insofar as such statements discuss matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax consequences set forth therein, subject to the assumptions and qualifications set forth therein and in this letter.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury

Regulations, published administrative announcements and rulings of the IRS, and court decisions. We express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
This opinion is furnished to you in accordance with the requirements of Item 601(b)(8) of SEC Regulation S-K solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” and “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.
Very truly yours,

Husch Blackwell LLP

/s/ Husch Blackwell LLP

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